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                                                                 EXHIBIT 99.1

                            CERTIFICATION OF CEO
                     PURSUANT TO 18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Madison River Capital, LLC (the "Company") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), J. Stephen Vanderwoude, as Managing Director, Chairman and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


        /s/ J. Stephen Vanderwoude
        --------------------------------------

Name:   J. Stephen Vanderwoude
Title:  Managing Director, Chairman
        and Chief Executive Officer
Date:   March 31, 2003




A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.